Exhibit 32.2

AMERICAN WATER WORKS COMPANY, INC.

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350,

I, Ellen C. Wolf, Senior Vice President and Chief Financial Officer, of American Water Works Company, Inc. (the “Company”), hereby certify that, based on my knowledge:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ ELLEN C. WOLF
Ellen C. Wolf
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

February 25, 2011